FOR IMMEDIATE RELEASE:

Lightning Poker Files Patent Infringement Lawsuit Against PokerTek

Boothwyn, Pennsylvania –March 4, 2008 –Lightning Poker, Inc., a wholly owned subsidiary of Lightning Gaming, Inc. (NASDAQ:LTGM), a global leader in automated electronic poker tables, today announced that it has filed a patent infringement lawsuit against PokerTek, Inc. (NASDAQ:PTEK). The complaint, filed in the United States District Court for the District of New Jersey, alleges that PokerTek infringes United States Patent No. 7,306,516, owned by Lightning Poker. The Lightning Poker patent, relates generally to an electronic poker table with a center monitor screen showing multiple community cards and betting information for each player. PokerTek is accused of using, selling and offering for sale poker tables that infringe Lightning Poker’s U.S. patent. The complaint is seeking unspecified monetary damages from PokerTek as well as a permanent injunction barring the use and sale of all of PokerTek’s products throughout the United States.

“Although Lightning Poker recognizes and respects the constant innovation in gaming technology, we cannot permit willful infringement of our valuable intellectual property. PokerTek has exploited the innovations covered by our patent for its own benefit in the face of our patent,” said Brian D. Haveson, president and CEO of Lightning Poker. “Lightning Poker is a pioneer in automated poker and annually invests millions of dollars in research and development to create technologies that bring significant value to our customers and players. We are determined to remain a leader by leveraging our superior functionality and high reliability, and by vigorously defending our intellectual property,” Haveson continued.

About Lightning Poker™

Founded in 2004, Lightning Poker™ designs, develops and markets is the world's premier fully automated electronic poker table and related systems. Distributed exclusively by Shuffle Master, Inc. (Nasdaq:SHFL), the Lightning Poker™ system is a turnkey electronic poker table product. Lightning Poker’s tables decrease casino costs and increases player earnings, while providing an overall entertaining player experience. More information is available on www.lightningpoker.net.

Safe Harbor Statement

This press release contains forward-looking statements concerning our future business performance, strategy, outlook, plans, liquidity, pending regulatory matters and outcomes of contingencies, including legal proceedings, among others. Forward-looking statements may be typically identified by such words as "may," "will," "should," "expect," "anticipate," "plan," "believe," "estimate," "project," and "intend," among others. These forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed. Factors which could cause our actual results to differ from expectations include (1) delay or refusal by regulators to approve our hardware and software; (2) a failure to obtain and maintain gaming licenses and regulatory approvals; (3) an inability to introduce our products in a timely manner to achieve and maintain market acceptance; (4) a decrease in the desire of casino customers to upgrade gaming machines or allot floor space to our games, resulting in reduced demand for our products; (5) cancellation or modification by customers of new orders; (6) a software anomaly or fraudulent manipulation of our gaming machines and software; (7) a failure to obtain the right to use, or an inability to adapt to rapid development of new technologies; and (8) an infringement claim seeking to restrict our use of material technologies. These factors and other factors that could cause actual results to differ from expectations are more fully described in our most recent reports filed with the Securities and Exchange Commission.

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